For Immediate Release

TradeStation Group Reports Record Revenues, Income Before Income Taxes, DARTs and Brokerage
Accounts for 2005 Third Quarter

Net Income Increases 188%, Revenues Increase 40%, and Operating Margin of 35% is a 110%
Increase Over 2004 Third Quarter Operating Margin

Plantation FL, October 26, 2005 – TradeStation Group, Inc. (NasdaqNM: TRAD) today reported record quarterly net revenues of $24.1 million, record quarterly income before income taxes of $8.9 million, record daily average revenue trades (DARTs) of over 41,000, and record total brokerage accounts of over 22,000.

TradeStation Group’s 2005 third quarter net income of $5.3 million, or 12 cents per share (diluted), was a 188% increase over 2004 third quarter net income of $1.8 million, or 4 cents per share (diluted).

The company’s 2005 third quarter income before income taxes of $8.9 million was a 205% increase from its 2004 third quarter income before income taxes of $2.9 million. The company’s 2005 third quarter operating margin of 35% was a 110% increase from its 2004 third quarter operating margin of 16%, and an 11% sequential increase from its 2005 second quarter operating margin of 31%.

The company’s 2005 third quarter net revenues of $24.1 million were a 40% increase over 2004 third quarter net revenues of $17.2 million.

Year-to-date 2005, the company had net income of $13.7 million, income before income taxes of $22.3 million, an operating margin of 31%, and net revenues of $68.7 million. When comparing 2005 year-to-date results to 2004, the company believes that focusing on income before income taxes, as opposed to net income, is a more meaningful comparison of its performance (in 2004 the company recorded the benefit of a large reversal of a valuation allowance on its deferred income tax assets). Year-to-date 2005 income before income taxes increased 145% from year-to-date 2004 income before income taxes.

“We are very pleased with our record 2005 third quarter results,” said David Fleischman, the company’s Chief Financial Officer. “In the third quarter, our 40% year-over-year revenue growth and our continued increase in our operating margin resulted in a 205% year-over-year growth in income before income taxes.”

TradeStation Reports Record DARTs and Total Accounts

For the 2005 third quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q3 05	Q3 04	% Increase
Daily Average Revenue Trades	41,206	31,035	33%

“We attribute our growth in DARTs to consistent account growth, the robustness of our high-end client base and the diversity of our service offering,” said Fleischman.

TradeStation had 22,341 brokerage accounts at the end of the 2005 third quarter, a 35% increase year over year.

TradeStation’s Average Client Trades Nearly 500 Times Per Year and Has an Average Account Balance of $85,000 for Equities and $19,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2005 third quarter:

Client Trading Activity
Annualized average revenue per account	$3,929
Annualized trades per account	480

Client Account Assets
Average assets per account (Equities)	$85,000

Average assets per account (Futures)	$19,000

While the average TradeStation account traded 480 times per year, or 40 times per month, the average Ameritrade and E-Trade account traded about 10 times per year, or less than one time per month. Also, TradeStation’s average assets per equities account of $85,000 was substantially higher than the average assets per account of Ameritrade and E-Trade.

TradeStation Announces Two New Initiatives Designed to Accelerate Growth in Futures Business

TradeStation today announced that, effective December 1, 2005, it will launch two initiatives designed to accelerate its growth in futures business. The first initiative, designed to attract high-volume traders, is the change from the current one-price-fits-all futures commission structure to a tiered commission structure that rewards more active traders with lower pricing. Under this new pricing structure, the commission that will be charged over the applicable exchange fee will range from $1.20 down to 25 cents per contract (per side). Also, TradeStation currently charges an all-in-one futures commission that includes both exchange and brokerage fees. Under the new plan, these charges will be unbundled, so that the customer will pay the applicable exchange fees for the contracts traded, plus the tiered TradeStation fees applicable to that customer. This will enable customers to see how much each exchange charges for trades, and to better understand and take advantage of reduced fees for exchange members.

In addition, TradeStation plans to further reduce the trading activity thresholds futures and forex customers need to meet to qualify for a waiver of the monthly platform fee. Under the new thresholds, futures clients who trade 10 round-turn contracts per month, as opposed to the current threshold of 50 round-turns per month, and forex clients who trade 10, as opposed to 25, deals per month, will qualify for the waiver.

The company has estimated the cost of both of these iniatives, assuming no offsetting benefits, to be about $200,000 to net income for December, and that estimate has been included in the company’s 2005 fourth quarter Business Outlook.

Company Provides Business Outlook For 2005 Fourth Quarter

The company’s fourth quarter Business Outlook estimated ranges are as follows:

FOURTH QUARTER 2005 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	Fourth
	Quarter 2005
REVENUES	$24.0	to	$25.5
INCOME BEFORE INCOME TAXES	$8.5	to	$9.0
EARNINGS PER SHARE (Diluted)	$0.12	to	$0.13

The company also announced that its Earnings Per Share (Diluted) Business Outlook for the 2005 year is now an estimated range of 43 to 44 cents.

The company’s fourth quarter 2005 Business Outlook is based on assumptions about anticipated growth of active trader equities and futures accounts, the effects of the lowering of thresholds for waiving the monthly platform fee, the rate of growth and impact of the company’s direct-access options execution service offering, the rate of growth and impact of new forex accounts, interest rates (and the extent to which they will increase), the ability to collect unsecured accounts receivable that may arise from time to time, the cost of ongoing litigation and the amount of any judgments, awards or settlements, the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives, and numerous other assumptions, expectations and beliefs concerning its business, its industry, market conditions, and decisions, acts or failures to act of third parties outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced below.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2005 third quarter results. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that offers state-of-the-art direct-access order execution and enables clients to design, test, monitor and automate their own custom trading strategies. In February 2005, TradeStation was named Best Stock Brokerage and Best Futures Brokerage and, for the third year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time Equities, Options, Futures and Forex market data.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, Eurex US, International Securities Exchange and Philadelphia Stock Exchange. The company’s other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and hosts the company’s annual users conference.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release and today’s earnings conference call contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the effects of the company’s new pricing structure for futures traders and new fee waiver plan for futures and forex traders being materially different than anticipated; market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; technical difficulties, errors and/or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures (there have been several market data and order execution outages recently, the causes of which the company is working to correct, as well as failures to perform on the part of the brokerage firm’s back-office system vendor, to whom the company has served a notice concerning such failures), any of which could result in a business or legal requirement to issues large credit amounts to customers, loss of accounts, reduced trading activity, loss of or diminished reputation and recognition in the industry, increased monetary costs and diversion of internal resources, regulatory inquiries, fines and sanctions, and other material adverse consequences; the company does not maintain a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences described in the previous risk factor; TradeStation continues to be subject to an NASD inquiry concerning OATS reporting, and may soon be subject to an NYSE inquiry concerning OTS reporting, either of which could result in fines, sanctions and other negative consequences; TradeStation Securities has received a notice from the NASD alleging violations of NASD Conduct Rule 3370 (“Prompt Receipt and Delivery of Securities”) alleging that in March and April 2004 (when the firm’s accounts and trades were carried by and cleared through Bear Stearns and customer short sales were authorized and arranged by Bear Stearns on behalf of the firm’s accounts using Bear Stearns’s short sale inventory and short sale policies) 172 customer short sale orders were accepted without annotating an affirmative determination that the firm would receive delivery of the security on behalf of the customer or that the firm could borrow the security on behalf of the customer for delivery by the settlement date, and whatever NASD enforcement action follows may result in a fine, sanction and/or other negative consequences; the results of a recently-implemented reduction to the trading activity level at which brokerage customers’ monthly platform fees are waived, and the timing, cost and success of marketing campaigns generally; the date by which TradeStation Securities is able to offer a seamlessly-integrated forex trading platform to customers and prospects; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings; change or lack of change in the federal funds rate of interest that is different than what the company anticipates; the frequency and collectibility of unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts and other high-risk positions or circumstances; TradeStation’s technology and services not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects; the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (for example, last year TradeStation DARTs decreased sequentially from second to third quarter 2004 and may decrease sequentially in subsequent periods as a result of negative market conditions or other factors); changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility; issues and difficulties, and unanticipated expenses or claims, the company may face as it seeks to grow an institutional trader market business (as the company has no significant prior experience with institutional trader marketing, sales or product development operations), including potential acquisition costs incurred in connection with such attempted growth; the entrance of new competitors or competitive products or services into the market; adverse results in pending or possible future litigation against the company (including three lawsuits filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, and one pending NASD arbitration proceeding concerning claims of a brokerage client seeking several million dollars in damages) that are significantly different than is currently estimated or expected (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to certain litigation); the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuits against the company described above, all of which the company considers baseless, but which may result in higher-than-anticipated attorneys’ fees and litigation expenses); the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the general variability and unpredictability of operating results forecast on a quarterly basis; other items, events and unpredictable costs or revenue impact that may occur; and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission including, but not limited to, the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUES:
Commissions and fees	$16,183,062	$13,419,246	$48,392,825	$41,569,402
Interest income	6,442,805	1,368,657	15,408,459	3,061,509
Interest expense	1,048,668	113,441	2,548,169	113,441

Net interest income	5,394,137	1,255,216	12,860,290	2,948,068

Net brokerage revenues	21,577,199	14,674,462	61,253,115	44,517,470
Subscription fees and other	2,508,794	2,521,996	7,417,067	7,358,864

Net revenues	24,085,993	17,196,458	68,670,182	51,876,334

OPERATING EXPENSES:
Clearing and execution costs	5,453,374	5,527,725	16,802,994	16,762,562
Data center costs	1,331,807	1,288,722	4,286,159	4,460,869
Technology development	1,983,276	1,833,934	5,896,998	5,592,309
Sales and marketing	3,456,273	2,905,573	10,100,713	8,224,629
General and administrative	3,524,038	2,810,780	10,390,117	7,952,035

Total operating expenses	15,748,768	14,366,734	47,476,981	42,992,404

Income from operations	8,337,225	2,829,724	21,193,201	8,883,930
OTHER INCOME, net	539,064	77,946	1,067,800	202,834

Income before income taxes	8,876,289	2,907,670	22,261,001	9,086,764
INCOME TAX PROVISION (BENEFIT)	3,606,086	1,075,269	8,535,094	(2,053,311)

Net income	$5,270,203	$1,832,401	$13,725,907	$11,140,075

EARNINGS PER SHARE:
Basic	$0.12	$0.04	$0.32	$0.27

Diluted	$0.12	$0.04	$0.31	$0.25

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	43,147,365	41,728,054	42,396,269	41,613,718

Diluted	44,481,956	44,119,043	43,870,783	44,320,478

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,672,497 at September 30, 2005 and $1,911,426 at December 31, 2004	$47,811,853	$32,111,235
Cash segregated in compliance with federal regulations	409,756,241	347,094,597
Receivables from brokers, dealers, clearing organizations and clearing agents	30,173,733	19,404,102
Receivables from brokerage customers, net	60,744,299	56,984,622
Property and equipment, net	3,190,459	3,075,186
Prepaid income taxes	1,657,454	—
Deferred income taxes, net	1,237,559	3,811,716
Deposits with clearing organizations and clearing agents	11,254,434	14,498,375
Other assets	3,376,865	2,695,996

Total assets	$569,202,897	$479,675,829

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$827,612	$3,089,950
Payables to brokerage customers	490,365,139	420,709,173
Accounts payable	2,382,254	2,204,845
Accrued expenses	5,145,478	4,346,621

Total liabilities	498,720,483	430,350,589
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	70,482,414	49,325,240

Total liabilities and shareholders’ equity	$569,202,897	$479,675,829